UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2013
QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)
801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On May 23, 2013, Quicksilver Resources Inc. (the “Company”) issued press releases announcing that (i) it will launch a loan syndication for a new senior secured second lien term facility maturing in 2019 and is contemplating an offering of senior unsecured notes and senior secured second lien notes, subject to market conditions, (ii) it will launch a cash tender offer for any and all of its 71/8% Senior Subordinated Notes due 2016, its 113/4% Senior Notes due 2016 and its 81/4% Senior Notes due 2015, along with a related consent solicitation to adopt certain amendments to the indentures governing such notes and (iii) it will launch a consent solicitation to certain amendments to the indenture governing its 91/8% Senior Notes due 2019. Copies of the three press releases are attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.
The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press release dated May 23, 2013, related to the second lien term facility
99.2	Press release dated May 23, 2013, related to the tender offers and consent solicitation
99.3	Press release dated May 23, 2013, related to the consent solicitation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 23, 2013

QUICKSILVER RESOURCES INC
By:	/s/ John C. Regan
John C. Regan
Senior Vice President – Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 23, 2013, related to the second lien term facility
99.2	Press release dated May 23, 2013, related to the tender offers and consent solicitation
99.3	Press release dated May 23, 2013, related to the consent solicitation